EXHIBIT 99.1

Press Release

CONTACT:	Tricia Haugeto
(303) 386-1193
thaugeto@arraybiopharma.com

ARRAY BIOPHARMA ANNOUNCES PROPOSED PUBLIC OFFERING
OF COMMON STOCK

BOULDER, Colo., (February 9, 2012) — Array BioPharma Inc. (NASDAQ: ARRY) announced today the pricing of an underwritten public offering of 20,000,000 primary shares of its common stock at a public offering price of $2.60 per share. The gross proceeds from the sale of the shares, before underwriting discounts and commissions and other offering expenses, are expected to be approximately $52 million. The offering is expected to close on or about February 14, 2012, subject to customary closing conditions. Array also granted the underwriters a 30-day option to purchase 3,000,000 additional shares of common stock to cover over-allotments, if any. All of the shares sold in the offering are being sold by Array, with the proceeds to be used to fund research and development activities and for general corporate purposes. Jefferies & Company, Inc. and Leerink Swann LLC are acting as joint book-running managers for the offering. Stifel Nicolaus Weisel is acting as co-manager for the offering.

A shelf registration statement relating to the shares was filed with the Securities and Exchange Commission and is effective. Any offer or sale of shares will be made by means of a written prospectus supplement forming a part of the effective registration statement. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.  Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming part of the effective shelf registration statement.

Copies of the final prospectus supplement and accompanying prospectus, when available, may be obtained from Jefferies & Company, Inc., Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, New York 10022, or by calling (877) 547-6340, and Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, Massachusetts 02110, or by calling (800) 808-7525.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small-molecule drugs to treat patients afflicted with cancer and inflammatory diseases.  Array has four core proprietary clinical programs:  ARRY-614 for myelodysplastic syndromes, ARRY-520 for multiple myeloma, ARRY-797 for pain and ARRY-502 for asthma.  In addition, Array has 10 partner-funded clinical programs including two MEK inhibitors in Phase 2:  selumetinib with AstraZeneca and MEK162 with Novartis.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the completion, timing and size of the proposed offering and other statements that are other than statements of historical facts. These statements involve significant risks and uncertainties. Because these statements reflect our current expectations concerning future events, our actual events could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to: the risk that the financing may be delayed or may not occur due to market or other conditions and the satisfaction of customary closing conditions related to the proposed public offering. Additional information concerning these and other factors that may cause actual events to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of Array’s most recent Annual Report on Form 10-K, in our other periodic reports and filings with the Securities and Exchange Commission and in the prospectus supplement related to the offering. We caution investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to Array on the date hereof, and we undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

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